October 6, 2000

Gilman & Ciocia, Inc.
1311 Mamaroneck Avenue
White Plains, NY 10605


Re: $6,000,000 line of credit

Gentlemen:

         European American Bank ("EAB") is pleased to advise you it holds available for Gilman & Ciocia, Inc. (the "Borrower"), a corporation organized and in good standing under the laws of the State of New York, a line of credit in the amount of $6,000,000 (the "Line"), subject to the following terms and conditions:

         1.       Description of the Line:
                  -----------------------

                  Loans provided under the Line shall be evidenced by EAB's standard Master Note (the "Note") in the amount of the Line. Each advance thereunder shall bear interest at a rate to be elected by the Borrower at the time of each request for an advance equal to either:

                  (i) Prime Rate Option.
                      ----------------- A floating rate of interest equal to 3/4% in excess of EAB's Prime Rate (the rate of interest stated by EAB to be its Prime Rate in effect from time to time and adjusted when said Prime Rate changes) computed on the basis of actual days elapsed in a 360 day year; or

                  (ii) LIBOR Rate Option.
                       -----------------   A fixed rate of interest equal to the
Reserve Adjusted LIBOR, as such term is defined in the Note plus a margin of 275 basis points for interest periods of 30, 60 or 90 days.

                  Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly in arrears commencing on the first day of the month following the date of the first advance under the Note. Any advance under the Line made by EAB in its discretion shall be in an amount not less than $250,000 for both Prime Rate and LIBOR Rate advances.

                  In the event that an advance bears interest at the Prime Rate Option, such advance may be prepaid, in whole or in part, in increments of not less that $250,000, without premium or penalty.

                  The Borrower agrees to indemnify EAB and hold EAB harmless from any loss or expense that EAB may sustain or incur, in accordance with the terms set forth in the Note should the Borrower make any prepayment of the principal of an advance hereunder bearing interest at the LIBOR Rate or in the event of a default by the Borrower in the payment or performance of any terms of the Note or this line letter.

                  The Borrower acknowledges and agrees that the Line is uncommitted and requests for advances or extensions of credit thereunder shall be approved in the discretion of EAB, which may refuse to make an extension of credit under the Line at any time without prior notice to the Borrower, and that the performance or compliance by the Borrower of the agreements contained in this letter, or in any other document or agreement evidencing or securing such advances or extensions of credit, shall not obligate EAB to make an advance or provide an extension of credit thereunder.

                  Subject to the terms and conditions hereof, the Line shall be available until October 30, 2001.

         2.       Guarantors:
                  ----------

                  Repayment of all loans, extensions of credit and financial accommodations provided under the Line together with interest and costs thereon shall be guaranteed, jointly and severally, by James Ciocia, Michael Ryan, Thomas Povinelli and Kathryn Travis (collectively, the "Individual Guarantors") and each subsidiary of the Borrower now or hereafter created or acquired pursuant to EAB's standard Guarantee of All Liability (the "Guarantee"). Alternatively, in lieu of the guarantee(s) of such subsidiary(ies), the Borrower may pledge and assign to EAB, as security for the Line, all of its right, title and interest in and to the shares of capital stock it owns in all such subsidiaries pursuant to EAB's standard Pledge Agreement.

         3.       Purpose of the Line:
                  -------------------

                  The purpose of the Line shall be used to support the Borrower's working capital needs.

         4.       Security for the Line:
                  ---------------------

                  The Line shall be secured by a first priority security interest in all assets and personal property of the Borrower including, without limitation, its trademarks pursuant to EAB's standard General Security Agreement, duly filed UCC-1 Financing Statements and all documents necessary to perfect EAB's security interest in the Borrower's trademarks.


         5.       Conditions Precedent:
                  --------------------

                  Prior to the Borrower's initial request for an advance under the Line, it shall have provided to EAB, if it has not already done so:

          (i) A copy of the resolutions passed by the Borrower's Board of Directors certified by its Secretary as being in full force and effect authorizing the borrowing described herein and the execution of all documents and agreements required by EAB to evidence and secure the Line;

          (ii) A certified copy of the certificate of incorporation of the Borrower; and

          (iii)Subordination agreements, in form and substance satisfactory to EAB, pursuant to which the Borrower shall subordinate to the prior payment of all amounts due under the Line, its loan indebtedness to its officers in the amount of $1,000,000 and other creditors in an amount not less than $5,000,000.

         6.       Financial Reporting:
                  -------------------

               The Borrower shall provide to EAB:

          (i)  As soon as  available,  but in any event  within one hundred five
               (105) days after the last day of each fiscal year, the 10K Report of the Borrower, filed or to be filed with the Securities and Exchange Commission, which shall include statements of income and retained earnings and cash flows for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such statements to be audited by a firm of independent certified public accountants satisfactory to EAB.

          (ii) As soon as available, but in any event within sixty (60) days after the end of each fiscal quarter, copies of the 10Q Report filed or to be filed with the Securities and Exchange Commission.

Each of the financial statements specified in Sections (i) and (ii) above shall be accompanied by a certificate signed by the president or chief financial officer of the Borrower to the effect that such statements fairly present the financial condition of the Borrower as of the balance sheet date and results of the operations of the Borrower for the period(s) then ended in accordance with generally accepted accounting principles consistently applied.

          (iii)Within one hundred twenty (120) days after the last day of the 2000 calendar year, the personal financial statements of each Individual Guarantor, on EAB's standard form.

          (iv) Such other financial or additional information as EAB may from time to time request.

         7.       Special Requirements:
                  --------------------

                  a.       The Borrower agrees to maintain:

          (i) a capital base (the sum of capital surplus, earned surplus, capital stock and such other items as are allowable under generally accepted accounting principles and subordinated liabilities minus deferred charges, intangibles, receivables due from stockholders, officers or affiliates and treasury stock) in an amount not less than $7,250,000 at December 31, 2000 and not less than $9,000,000 at June 30, 2001 increasing incrementally at each fiscal year end thereafter by $1,500,000.

          (ii) a maximum leverage ratio (the ratio of total unsubordinated liabilities to capital base) of not greater than 1.5 to 1.0 at June 30, 2001.

          (iii)a debt service coverage ratio, the ratio of earnings before interest, taxes, depreciation and amortization to the sum of the current portion of all long term indebtedness and interest expense on all indebtedness of not less than 2.0 to 1.0 at the end of each fiscal quarter.

          b. The Borrower shall maintain hazard insurance on its inventory and equipment with a financially sound and reputable insurance company in such amounts as are necessary to cover not less than the replacement cost of such inventory and covering such risks as are usually carried by companies engaged in the same or similar business which insurance policy shall be endorsed to name EAB lender loss payee.

          c. The Borrower agrees not to pay or accrue any dividends or distributions to any of its shareholders or officers in any fiscal year, without the prior written consent of EAB.

          d. The Line shall be supported by negative pledge agreements, in form and substance satisfactory to EAB, pursuant to which the Borrower and the Individual Guarantors shall agree not to create or permit to exist without the prior written consent of EAB, any mortgages, encumbrances or liens on any of the primary residences of the Individual Guarantors, except those encumbrances and mortgages which are in existence and of public record on the date hereof and advised to EAB.

         8.       Annual Clean-up:
                  ---------------

                  The Borrower covenants and agrees that for a period of not less than thirty (30) consecutive days at any one time prior to the expiration of the Line, there shall be no loans outstanding thereunder.

         9.       Administration Fee/Legal Fees:
                  -----------------------------

                  In order to compensate EAB for costs attributable to EAB's due diligence review of the Borrower's financial condition and business operations, including, without limitation, any credit and financial analysis conducted by EAB to determine whether the Line shall be made available to the Borrower, the Borrower agrees to pay EAB upon the acceptance hereof an administration fee of $25,000. In addition, the Borrower shall reimburse EAB for all expenses of its in-house or outside counsel incurred in connection with the documentation of the Line including, without limitation, the drafting, negotiating and filing of all documents required to evidence or secure the Line.

         10.      Acceptance:
                  ----------

                  If the foregoing is acceptable, please so indicate by signing and returning this letter together with the administration fee before October 18, 2000, the date this letter will otherwise expire, unless extended in writing by EAB.

                                                Very truly yours,
                                                EUROPEAN AMERICAN BANK


                                               By:    /s/ Richard Ohl
                                                  ______________________________
                                                      Richard Ohl
                                                      Vice President
Agreed and Accepted this
1st day of November, 2000

GILMAN & CIOCIA, INC.


By:     /s/ David D. Puyear
   -----------------------------
Name:   David D. Puyear
Title:  Chief Financial Officer